HOMELAND BANKSHARES CORPORATION       EXHIBIT 10.5(b)
                       SUPPLEMENTAL RETIREMENT INCOME AGREEMENT


          Pursuant to action by the Board of Directors of Homeland Bankshares Corporation (HBC), on June 20, 1995, Robert S. Kahler, hereinafter called the "Employee," was designated as a participant in the Homeland Bankshares Corporation Supplemental Retirement Income Plan, hereinafter called the "Plan." Employee's participation was made effective as of July 1, 1995.

          This agreement, by and between HBC, an Iowa corporation with its principal office in Waterloo, Iowa, hereinafter called the "Company," and Employee,

          WHEREAS, the Employee has been employed by the Company or one of its corporate subsidiaries for 13 years and is now employed by Homeland Bankshares Corporation as Executive Vice President and Chief Financial Officer;

          WHEREAS, the Company desires to retain the services of the Employee in an executive capacity; and

          WHEREAS, the Employee is willing to continue his employment provided the Company will agree to make certain payments following the Employee's retirement or death;

          NOW, THEREFORE, in consideration of the services heretofore rendered and to be rendered by the Employee and the mutual covenants contained herein, the parties hereto agree as follows:

         1. BENEFITS. The Company will provide to the Employee the supplemental retirement and death benefits set forth in the Supplemental Retirement Income Plan ("Plan") attached hereto as Exhibit A. The Plan was originally adopted by the Board of Directors of Homeland Bankshares Corporation on June 20, 1995. THE MAXIMUM ANNUAL SUPPLEMENTAL BENEFIT UNDER THIS PLAN WILL NOT EXCEED $161,500.

         2.  CONDITIONS.  No benefits shall be payable under this Agreement if:

           a. retirement other than for reasons of disability occurs prior to age 55;

           b.  employment is terminated for cause;

           c.  the employee voluntarily resigns from employment; or

           d. after retirement, the Employee is employed in a capacity which is deemed by the Board of Directors of the Company to be competitive with and contrary to the best interests of the Company.

         3. BENEFICIARY. In the event of the Employee's death, any survivor benefits provided under the Plan shall be paid to the beneficiary designated by the Employee. The Company shall provide a form on which the Employee designate the primary and secondary beneficiaries for any survivor benefits. In the event no such designation has been made by the Employee, the survivor payment shall be made to the surviving spouse of the Employee, or if there is no surviving spouse, to the estate of the Employee.

         4. OTHER BENEFITS. Nothing contained herein shall in any way limit the Employee's right to participate in or benefit from any pension, profit sharing, or other retirement plan which said Employee is or may become eligible by reason of his employment.

         5. PAYMENT OF BENEFITS. All payments provide by this Agreement shall be made in conformity with the regular payroll procedures in use by the Company at the time of payment.

         6. WITHHOLDING. Notwithstanding any of the foregoing provisions hereof, the Company may withhold from any payment to be made hereunder such amount as it may be required to withhold under any applicable federal, state, or other law, and transmit such withheld amounts to the applicable taxing authority.

         7.  GOVERNING LAW.   This Agreement shall be governed and  construed in
     accordance with the laws of the State of Iowa.

         8. BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon the parties hereto, their heirs, assigns, successors, executors, and administrators. In the event the Company becomes a party to any merger, consolidation, acquisition, or reorganization, this Agreement shall remain in full force and effect as an obligation of the Company or its successors in interest. None of the payments provided for in this Agreement shall be subject to seizure for payment of any debts or judgments against the Employee or any beneficiary; nor shall the Employee or any beneficiary have any right to transfer, modify, anticipate, or encumber any rights or benefits hereunder.

         9.  COUNTERPARTS.   This Agreement  may be executed in  an original and
     any number of counterparts, each of which shall constitute an original of one and the same instrument.

        10. SUPPLEMENTAL DEATH BENEFIT PLAN. The supplemental death benefit plan dated April 19, 1993, is hereby specifically rescinded by mutual agreement of the employee and the Company contemporaneously with the execution of this agreement.

        11. NATURE OF AGREEMENT. This is not a contract for employment. It is not intended to be construed in any manner as a contract of employment.

        12. AMENDMENT. During the lifetime of the Employee, this Agreement may be amended or revoked in whole or in part only by the mutual written agreement of the Employee and Company.

        IN WITNESS WHEREOF, the parties hereto have set their names, the Company by its duly authorized officers on this 3rd day of July, 1995.


                                        HOMELAND BANKSHARES CORPORATION


                                        By /s/Thomas G. Turner
                                           ------------------------------
                                           Thomas G. Turner
                                           Vice President-Human Resources

     ATTEST:


     By /s/Marcia C. Borwig
        -------------------------
        Marcia C. Borwig
        Secretary to the Board


     By /s/Herbert E. Williams
        -------------------------
        Herbert E. Williams
        Director
                                        By /s/Robert S. Kahler
                                           ----------------------------
                                           Robert S. Kahler